_________________________________________________________________




                        SEVENTH AMENDMENT TO CREDIT AGREEMENT

                                     BY AND AMONG

                        ASSOCIATED ESTATES REALTY CORPORATION,

                                      Borrower,


                                 NATIONAL CITY BANK,

                                       as Agent


                                         AND


                          THE BANKS IDENTIFIED ON SCHEDULE 1

                           Dated:  as of November 12, 1997




          _________________________________________________________________





                                                  EXHIBIT 4.8 d


                                 SEVENTH AMENDMENT TO
                                   CREDIT AGREEMENT

               THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this

          "Amendment") is made as of November 12, 1997, by and among

          ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation

          ("Borrower"), the banks and lending institutions identified on

          Schedule 1, attached hereto and made a part hereof by this reference (the "Banks"), and NATIONAL CITY BANK, a national banking association, in its capacity as agent for the Banks under the Credit Agreement defined in the recitals below (in such capacity, the "Agent").

                                   R E C I T A L S

               A.   Pursuant to that certain credit agreement, dated as of

          March 30, 1994, by and among Borrower, the Banks identified on

          Schedule 1.1 thereto and the Agent, such Banks agreed to advance certain Loans to Borrower, on the terms and subject to the conditions set forth therein, and Borrower agreed to repay such

          Loans, with interest thereon, as provided therein.

               B.   The aforementioned credit agreement has been amended

          (1) by a First Amendment to Credit Agreement, dated as of May 17,

          1994; (2) by a Second Amendment to Credit Agreement, dated as of

          February 24, 1995, pursuant to which the aforementioned credit agreement was amended and restated in its entirety; (3) by a

          Third Amendment to Credit Agreement, dated as of September 26,

          1995, pursuant to which such credit agreement was again amended and restated pursuant to a Second Amended and Restated Credit

          Agreement dated as of September 26, 1995; (4) by a Fourth

          Amendment to Credit Agreement, dated as of March 26, 1996; (5) by a Fifth Amendment to Credit Agreement, dated as of November 27,

          1996 and (6) by a Sixth Amendment to Credit Agreement, dated as of April 22, 1997.  As amended, and amended and restated as aforesaid, such credit agreement is referred to as the "Credit

          Agreement".

               C.   Borrower, the Banks and the Agent have agreed further

          to amend the Credit Agreement in order to reflect the parties'

          understandings regarding the increase in the Maximum Commitment from Seventy-Five Million Dollars ($75,000,000) to One Hundred

          Million Dollars ($100,000,000), the adjustment of the Banks'

          respective Participation Percentages and other mutually

          acceptable changes to the Credit Agreement, upon and subject to the terms and conditions hereinafter set forth.

               NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                    1.   Defined Terms.  Capitalized terms which are used

          in this Amendment without being defined herein shall have the meanings ascribed to them in the Amended Credit Agreement

          (defined below).

                    2.   Amendment of the Credit Agreement.  The parties

          agree that the Credit Agreement shall be further amended,

          effective as of the Effective Date (as hereinafter defined), so that from and after the Effective Date the Credit Agreement shall be completely amended and restated as set forth in Annex 1 to this Amendment.  As so amended and restated, the Credit Agreement is referred to herein as the "Amended Credit Agreement".  The parties acknowledge that certain of the exhibits and schedules to the Amended Credit Agreement have been omitted therefrom.  Each exhibit and schedule so omitted remains identical to the

          corresponding version thereof which was appended to the Credit

          Agreement; all such exhibits and schedules shall be deemed to be incorporated in the Amended Credit Agreement by this reference.


                    3.  Conditions Precedent to this Amendment.  On or

          prior to the Effective Date, each of the following conditions precedent shall have been satisfied:

                         (a) Proof of Corporate Authority. The Agent shall have received from Borrower copies, certified by a duly authorized officer of Borrower to be true and complete on and as of the Effective Date, of records of all corporate action taken by Borrower to authorize (i) the execution and delivery of this Amendment, the Competitive Bid Notes and the Substitute Notes (as such terms are hereinafter defined); (ii) the making by Borrower of the borrowings contemplated by the Amended Credit Agreement, as amended hereby; and (iii) the performance of its other obligations and agreements hereunder, under the Amended Credit Agreement and under the Substitute Notes and the Competitive Bid Note;

                         (b) Incumbency Certificate. The Agent shall have received from Borrower an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Borrower, this Amendment and each of the Substitute Notes and Competitive Bid Note to be executed and delivered by Borrower as provided in the Third Amended and Restated Credit Agreement.

                         (c) Officers' Certificate. The Agent shall have received from Borrower a certificate dated as of the Effective Date, signed by a duly authorized officer of Borrower and certifying on terms acceptable to the Agent that each of the representations and warranties of Borrower in the Credit Agreement was true and correct when made and is deemed to be repeated and remains true and correct in all material respects on and as of the Effective Date.

                         (d) Loan Documents. (i) Borrower shall have executed and delivered to the Agent (x) substitute promissory notes (the "Substitute Notes") for each Bank, in the amount of such Bank's respective Credit Commitment, in the form attached hereto as Exhibit A and made a part hereof by this reference; and (y) Competitive Bid Notes for each Bank, in the amount of such Bank's Credit Commitment, in the form attached hereto as Exhibit B and made a part hereof by this reference (the "Competitive Bid Notes"; the Substitute Notes and the Competitive Bid Notes are sometimes collectively referred to as the "Notes"); (ii) this Amendment and each Note shall have been duly and properly authorized, executed and delivered by Borrower, and shall be in full force and effect on and as of the Effective Date; and (iii) executed originals of each of the Notes shall have been delivered to the respective Banks.

                         (e)  Legality of Transactions.  No change in
                         applicable law shall have occurred as a
                         consequence of which it shall have become and continue to be unlawful (i) for the Agent or any Bank to perform any of its agreements or obligations under the Amended Credit Agreement or any other Loan Document on or as of the Effective Date; or (ii) for Borrower to perform any of its agreements or obligations under the Amended Credit Agreement or any Loan Document.

                         (f) Performance, Etc. Borrower shall have duly and properly performed, complied with and observed, in all material respects, each of its covenants, agreements and obligations contained in each of the Loan Documents to which Borrower is a party or by which Borrower is bound. No event shall have occurred on or prior to the Effective Date, and no condition shall then exist, which constitutes or would (with the delivery of notice or the passing of time, or both) constitute a Default or an Event of Default under the Amended Credit Agreement or under any other Loan Agreement.

                         (g) Compliance with Laws. Each of the borrowings made and each Letter of Credit issued under the Credit Agreement is, and each borrowing to be made and each Letter of Credit to be issued under the Amended Credit Agreement shall be, in compliance with the requirements of all applicable laws, regulations, rules and orders, including without limitation the Environmental Laws and the requirements imposed by the SEC or by the Board of Governors of the Federal Reserve System under Regulations U, G and X.

                         (h) Payment of Loan Fee and Certain Expenses. Borrower shall have (i) paid to the Agent, for the benefit of the Banks as hereinafter provided, a Loan Fee (the "Loan Fee") in the amount of Fifty Thousand Dollars ($50,000); and (ii) reimbursed the Agent for all reasonable out-of-pocket costs and expenses, including, without limitation, all fees and disbursements of legal counsel to the Agent which shall have been incurred by Agent in connection with the negotiation and preparation of this Amendment and the documents and instruments described or referred to herein.

                         (i) Changes: None Adverse. From the date of the most recent balance sheets referred to in
                         Section 4.5 of the Amended Credit Agreement or delivered in accordance with the requirements of the Amended Credit Agreement, in either case through and including the Effective Date, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower or Borrower's Consolidated Subsidiaries which, individually or in the aggregate, are material and adverse to Borrower and its Consolidated Subsidiaries.

                         (j) Compliance Certificate. The Agent shall have received a Compliance Certificate, the required calculations under which shall demonstrate Borrower's compliance with the covenants set forth in the Credit Agreement.

                         (k) Borrower's Counsel's Opinion. The Agent and each Bank shall have received a written legal opinion from Borrower's legal counsel, addressed to the Agent and each Bank and dated as of the Effective Date, substantially in the form attached hereto as Exhibit C and made a part hereof by this reference.

                         (l)  Other Approvals.  The Agent shall have
                         received such other approvals, opinions, certificates, instruments and documents with respect to the transactions described herein as it may request.

                         (m) Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower in the Credit Agreement or in any other Loan Document (giving effect to the Amendatory Loan Documents) shall be true, correct and complete in all material respects as of the Effective Date.

                    5.  Ratification.  Except as specifically modified and

          amended by this Amendment, the Credit Agreement is unchanged and remains in full force and effect.  Borrower, the Banks and the

          Agent each hereby ratifies and affirms the Credit Agreement and every term and condition thereof, as the same are amended and restated as provided herein.

                    6.  Binding Effect.  This Amendment shall be binding

          upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                    7.  Effective Date.  The amendments contemplated by

          this Amendment shall be effective, as of the date first set forth above (the "Effective Date"), upon (i) the execution of this instrument by each of Borrower, the Banks and the Agent; and (ii)

          the satisfaction of each of the conditions precedent set forth in

          Section 4 of this Amendment, including without limitation the execution and delivery of the Substitute Notes and the

          Competitive Bid Notes as therein provided.  Promptly after the

          Effective Date, each Bank shall return the original Note

          previously delivered to it, legended to reflect the replacement of such Note by the appropriate Substitute Note as hereinabove described, or shall otherwise indicate, on the face of its original Note and in a manner reasonably acceptable to Borrower,

          that its Substitute Note was issued in replacement of and in substitution for such original Note.

                    8.  Payment and Disbursement of the Loan Fee.  On the

          Effective Date, Borrower shall, and hereby covenants and agrees to, pay the Loan Fee to the Agent.  Upon or promptly after the

          Effective Date, the Agent shall disburse to the Banks their respective shares of the Loan Fee, which shall be determined in each respect of each Bank by multiplying the Loan Fee by a fraction having a denominator of $25,000,000 and a numerator equal to the difference between such Bank's Credit Commitment as shown on the attached Schedule 1 and its Credit Commitment immediately prior to the Effective Date.

                    9.   Regarding Borrower's Debt Ratings.  Borrower

          represents that as of the Effective Date, Borrower's Debt Ratings are as follows:


                         Moody's:  BBB-; and

                         S&P:      Baa3


                    10.  Certain Outstanding Obligations.  Each of the

          parties acknowledges that certain Loans [and Letters of Credit]

          are presently outstanding under the Credit Agreement, and that the Banks' respective Participation Percentages in all such outstanding items have been established in accordance with their

          Credit Commitments in effect prior to the Effective Date.  The

          Banks and the Agent agree, and Borrower acknowledges, that the amendments effected pursuant to this Amendment shall not affect the Banks' respective Participation Percentages in, or with respect to, any such outstanding item, but shall govern all

          Ratable Loans and all Letters of Credit to be made or issued on or after the Effective Date.

                    11.  Counterparts.  This Amendment may be executed in

          multiple counterparts, and signature pages from any counterpart may be appended to any other counterpart.  All such counterparts shall constitute a single, unified instrument.

                    IN WITNESS WHEREOF, this Amendment has been duly

          executed and delivered by or on behalf of each of the parties as of the date first set forth above.



                                          BORROWER:

                                          ASSOCIATED ESTATES REALTY
                                          CORPORATION

                                          By:  /s/ Martin A. Fishman
                                               Martin A. Fishman
                                               Vice President

                                          AGENT:

                                          NATIONAL CITY BANK

                                          By:  /s/ Gary L. Wimer
                                               Gary L. Wimer
                                               Vice President

                                          THE BANKS:

                                          NATIONAL CITY BANK

                                          By: /s/ Gary L. Wimer
                                               Gary L. Wimer
                                               Vice President


                                          BANK ONE, CLEVELAND, N.A.

                                          By:  /s/ Douglas D. Lyons
                                               Douglas D. Lyons
                                               Vice President

                                          MANUFACTURERS AND TRADERS TRUST
                                          COMPANY

                                          By:  /s/Kevin B. Quinn
                                               Kevin B. Quinn
                                               Banking Officer

                                          COMERICA BANK

                                          By:  /s/ David J. Campbell
                                               Vice President


                                          HARRIS TRUST & SAVINGS BANK

                                          By:  /s/ Gregory M. Bins
                                               Gregory M. Bins
                                               Vice President

                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO

                                          By:  /s/ Gregory A. Gilbert
                                               Gregory A. Gilbert
                                               Vice President

                                          HUNTINGTON BANK-CLEVELAND, N.A.

                                          By:  /s/ Gerald A. Buck
                                               Gerald A. Buck
                                               Vice President


                                      SCHEDULE 1


                                                        Participation
                     Bank             Credit Commitment   Percentage

           National City Bank            20,000,000          20%

           Bank One, Cleveland, NA       14,000,000          14%

           Manufacturers and
            Traders Trust Company        14,000,000          14%

           Comerica Bank                 11,000,000          11%

           Harris Trust & Savings
            Bank                         16,000,000          16%

           The First National Bank
            of Chicago                   16,000,000          16%

           Huntington Bank-
            Cleveland, N.A.               9,000,000           9%